UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

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iVOW, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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iVOW, Inc.
11455 El Camino Real, Suite 140
San Diego, CA 92130

May      , 2006

To the Stockholders of
iVOW, Inc.

You are cordially invited to attend the Annual Meeting of the Stockholders of iVOW, Inc. (the “Company”) to be held on Friday, June 2, 2006 at 10:00 a.m., Pacific Daylight Time, at the Company’s headquarters located at 11455 El Camino Real, Suite 140, San Diego, California 92130.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible by completing and returning the enclosed proxy. If you decide to attend in person the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

Thank you for your ongoing support of and continued interest in iVOW, Inc.

Sincerely,

/s/ MICHAEL H. OWENS, M.D.

Michael H. Owens, M.D.
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

In order to assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 2, 2006

To the Stockholders of

iVOW, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of iVOW, Inc. (the “Company”) will be held at the Company’s headquarters located at 11455 El Camino Real, Suite 140, San Diego, California 92130 on Friday, June 2, 2006 at 10:00 a.m., Pacific Daylight Time (the “Annual Meeting”), for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.                                       To elect three Class II directors for a term of three years or until their successors are duly elected and qualified. The Board of Directors has nominated the following persons for election at the Annual Meeting: George B. DeHuff, James D. Durham and Michael H. Owens, M.D.

2.                                       To approve the issuance of the Company’s securities that represent more than 20% of the outstanding voting power of the Company, at a discount to the market price, in connection with a warrant exchange with the Company’s existing warrant holders, including certain officers and directors.

3.                                       To approve the issuance of the Company's securities that may represent more than 20% of the outstanding voting power of the Company, at a discount to the market price in connection with a private placement financing.

4.                                       To approve a proposal to amend the Company’s 1997 Stock Option/Stock Issuance Plan (the “Plan”) to (a) increase the number of shares of the Company’s common stock available for issuance under the Plan from 446,000 shares to 646,000 shares and (b) increase the size of the initial and annual stock option grants to non-employee members of the Board to 12,500 shares and 7,500 shares, respectively, under the automatic grant program.

5.                                       To ratify the appointment of J.H. Cohn LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006.

6.                                       To transact such other business as may properly come before the meeting or any adjournment thereof.

Our Board of Directors has approved, and recommends that you vote in favor of, each of the proposals described above.

Only stockholders of record at the close of business on April 11, 2006 are entitled to notice of and to vote at the Annual Meeting. The transfer books will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

By Order of the Board of Directors

/s/ RICHARD M. GOMBERG

Richard M. Gomberg
Chief Financial Officer

San Diego, California
May     , 2006

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held

June 2, 2006

The enclosed proxy is solicited on behalf of the Board of Directors of iVOW, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Friday, June 2, 2006. The Board of Directors asks that you appoint its representatives as proxies to vote your shares at the Annual Meeting. The Annual Meeting will be held at 10:00 a.m., Pacific Daylight Time, at the Company’s headquarters located at 11455 El Camino Real, Suite 140, San Diego, California 92130. Stockholders of record on April 11, 2006 will be entitled to notice of and to vote at the Annual Meeting. Stockholders who hold shares of the Company in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker. These proxy solicitation materials were first mailed to stockholders on or about                      , 2006.

PURPOSE OF THE MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, April 11, 2006, are entitled to vote at the Annual Meeting or any postponement or adjournment of the meeting. On April 11, 2006, 2,669,947 shares of the Company’s common stock were issued and outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on April 11, 2006.

What are the Board of Directors’ recommendations on the proposals?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote FOR each of the proposals described in this Proxy Statement. With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, according to their own best judgment. As of the date this proxy statement, we did not know of any other matters that are to be presented at the Annual Meeting.

How do I vote my shares at the Annual Meeting?

Sign and date each proxy card you receive and return it in the postage-prepaid envelope enclosed with your proxy materials. If you are a registered stockholder and attend the Annual Meeting, then you may deliver your completed proxy card in person or you may vote in person at the Annual Meeting.

If your shares are held in “street name” by your broker or bank, you will receive a form from your broker or bank seeking instructions as to how your shares should be voted. If you do not instruct your broker or bank how to vote, your broker or bank will vote your shares if it has discretionary power to vote on a particular matter.

Can I change my vote after I return my proxy card?

Yes, you may revoke or change your proxy at any time before the Annual Meeting by filing with Richard M. Gomberg, our Chief Financial Officer, at 11455 El Camino Real, Suite 140, San Diego, California 92130, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all of your shares are voted.

What is a quorum?

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the shares of stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Proxies marked as abstaining on any matter to be acted upon by stockholders and “broker non-votes” will be treated as present for purposes of determining a quorum. A broker non-vote occurs when you fail to provide voting instructions for shares you hold in street name. Under those circumstances, your broker may be authorized to vote for you on some routine items but is prohibited from voting on other items. Those items for which your broker cannot vote result in broker non-votes.

What is required to approve each proposal?

The nominees for director who receive the affirmative votes of a plurality of the votes cast at the Annual Meeting will become the Class II directors (see Proposal 1).

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to: (A) approve the issuance of the Company’s securities representing more than 20% of the outstanding voting power of the Company, at a discount to the market price, in connection with a warrant exchange with the Company’s existing warrant holders, including certain officers and directors (see Proposal 2); (B) approve the issuance of the Company's securities that may represent more than 20% of the outstanding voting power of the Company at a discount to the market price, in connection with a private placement financing (see Proposal 3); (C) approve amendments to the Company’s 1997 Stock Option/Stock Issuance Plan to increase the number of shares of the Company’s common stock available for issuance under the plan from 446,000 shares to 646,000 shares and to increase the size of the initial and annual stock option grants to non-employee members of the Board to 12,500 shares and 7,500 shares, respectively, under the automatic grant program (See Proposal 4); and (D) ratify the appointment of J. H. Cohn LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006 (see Proposal 5).

What happens if I abstain?

Proxies marked “abstain” will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal shares represented by these proxies will not be treated as affirmative votes. For proposals requiring an affirmative vote of a majority of the shares present, an abstention is equivalent to a “no” vote.

How will broker non-votes be treated?

If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, the affected shares will be counted as shares present for the purpose of determining the presence of a quorum. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

How will the Company solicit proxies?

The Company has contracted with The Altman Group, Inc. (“Altman”) to solicit proxies from the holders of the Company’s common stock on the Board of Directors’ behalf. The cost of soliciting proxies will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but regular employees of the company may, without additional remuneration, solicit proxies personally by telephone or telegram.

The anticipated cost of the proxy distribution by Altman is approximately $5,000. Altman will mail a search notice to banks, brokers, nominees and street-name accounts to develop a listing of stockholders, distribute proxy material to brokers and banks for subsequent distribution to beneficial holders of stock, and solicit proxy responses from holders of the Company’s common stock.

PROXIES

The Board of Directors has selected Michael H. Owens, M.D., and Richard M. Gomberg, and each of them, to serve as proxy holders for the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

BOARD OF DIRECTORS

The Company’s Second Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), provides for a classified Board of Directors consisting of three classes of directors with three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The Board currently consists of seven persons.

The name, age and year in which the term expires of each member of the Board of Directors of the Company is set forth below:

Name	Age	Position	Term Expires on the Annual Meeting held in the Year

George B. DeHuff	52	Director	*

James D. Durham	59	Director	*

John R. Lyon	60	Chairman of the Board	2007

William J. Nydam	56	Director	2007

Michael H. Owens, M.D.	54	Chief Executive Officer, President and Director	*
Scott R. Pancoast	47	Director	2008

C. Fred Toney	40	Director	2008

*                                         This director has been nominated for the re-election at the Annual Meeting. If re-elected, this director’s new term will expire at the annual meeting in 2009.

NOMINEES FOR THE TERM ENDING AT THE 2009 ANNUAL MEETING OF STOCKHOLDERS

Three directors are to be elected at the Annual Meeting for a three-year term ending in 2009. George B. DeHuff, James D. Durham and Michael H. Owens, M.D. have been nominated by the Company’s Nominating/Corporate Governance Committee for re-election to this class. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the re-election of Mr. DeHuff, Mr. Durham and Dr. Owens. The Company expects that Mr. DeHuff, Mr. Durham and Dr. Owens will accept such nomination. In the event that any one of Mr. DeHuff, Mr. Durham or Dr. Owens is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the present Board of Directors. The term of office of the persons elected as directors will continue until such director’s term expires in 2009 or until such director’s successor has been elected and qualified.

GEORGE B. DEHUFF. Mr. DeHuff has served as a Director of the Company since June 2001. Mr. DeHuff was appointed President and Chief Executive Officer of BI Incorporated in May 2001. Prior to BI,

Mr. DeHuff was President and Chief Executive Officer of Davita Inc. (formerly Total Renal Care) from 1999. From 1994 to 1999, Mr. DeHuff served in various senior executive capacities with American Medical Response, including President and Chief Executive Officer from 1997. From 1991 to 1994, Mr. DeHuff was President and Chief Executive Officer of LifeFleet, Inc. Mr. DeHuff also serves on the board of directors of a private company. Mr. DeHuff holds an MBA from the University of Michigan-Ann Arbor

JAMES D. DURHAM. Mr. Durham has served as a Director of the Company since August 2004. Mr. Durham has over 35 years experience in the creation and management of technology and service companies, primarily in the healthcare industry. He currently serves as Chairman and Chief Executive Officer of Crdentia Corporation, a public company, which he founded in 2002 to provide temporary nurse staffing to hospitals. In 1993, Mr. Durham founded QuadraMed Corporation, a company providing a suite of software products and services, which he took public in 1996. In 1999, Mr. Durham founded ChartOne Corporation to offer secure web-based storage and retrieval capabilities for medical records, which has grown to have more than 1,000 hospital customers. Mr. Durham is a graduate of the University of Florida in industrial engineering, holds an MBA from UCLA and is a Certified Public Accountant licensed in Illinois.

MICHAEL H. OWENS, M.D. Dr. Owens began his employment with iVOW as the Chief Medical Officer in September 2003 and has served as President since February 2005, as Chief Executive Officer since April 2005 and as a Director of the Company since September 2003. Dr. Owens is a physician executive with over 20 years of executive healthcare, managed care, physician practice management, marketing and strategic planning experience, as well as 15 years of clinical practice experience. Prior to joining iVOW, Dr. Owens was President of Imhotep Health Systems, Inc., a healthcare and managed care consulting firm specializing in strategic business and clinical resource planning and implementation, from 1996 to 2003. His previous experience includes senior management roles with CIGNA HealthCare, the Watts Health Foundation and the U.S. Public Health Service. His professional certifications and memberships include Fellow, American College of Physician Executives; Diplomat, American College of Physician Executives; Diplomat, American Board of Quality Assurance and Utilization Review; and, Diplomat, American Board of Internal Medicine. He earned his MD degree from Yale University School of Medicine, his MPH in Hospital Administration from Yale University School of Public Health and his AB degree Cum Laude with a major in Chemistry from Bowdoin College, Brunswick, ME. Dr. Owens completed his Hospital Administration Residency at Montefiore Hospital, in Bronx, NY, and his Internal Medicine Residency at the University of Washington in Seattle.

Dr. Owens holds a warrant to purchase 20,000 shares of Common Stock at an exercise price of $3.00 per share. If our stockholders approve the Warrant Exchange described in Proposal 2, Dr. Owens may be offered the opportunity to participate in the Warrant Exchange by exchanging his existing warrant for a new warrant to purchase 20,000 shares of Common Stock at an exercise price of $1.40 per share. Similar to other participants in the Warrant Exchange, the new warrant issued to Dr. Owens would expire unless Dr. Owens exercises the new warrant for cash within ten (10) days of the stockholders’ approval of the Warrant Exchange. In addition, on April 19, 2006, the Board approved an option grant to Dr. Owens consisting of 210,389 shares of Common Stock, contingent upon stockholder approval of Proposal 4. If our stockholders do not approve Proposal 4, Dr. Owens will be granted 70,130 shares of restricted stock. These shares of restricted stock will be subject to a repurchase right in favor of the Company, which right will terminate over a four-year period as Dr. Owens continues to provide services to the Company.

If the stockholders approve Proposal No. 4, Messrs. DeHuff and Durham will participate in the increased annual stock option grants made to non-employee members of the Board under the automatic grant program of the Company’s 1997 Stock Option/Stock Issuance Program.

DIRECTORS WITH TERMS ENDING UPON THE 2007 ANNUAL MEETING OF STOCKHOLDERS

JOHN R. LYON. Mr. Lyon has served as a Director of the Company since July 1995. Mr. Lyon is currently an independent consultant in the healthcare industry. From April 2005 to April 2006, Mr. Lyon served as President and Chief Executive Officer of Leptos Biomedical, Inc., an early stage company developing a neurostimulation therapy for obesity. Mr. Lyon co-founded iVOW in July 1993 and served as President from July 1993 until February 2005 and as Chief Executive Officer from December 1996 until March 2005. Prior to co-founding iVOW, Mr. Lyon served with Cooper Companies, as President of the International Division within Cooper’s Health Care Group from January 1991 through December 1992, and as President of Cooper Surgical, a manufacturer and distributor of minimally invasive surgical products, from January 1992 through January 1993. Mr. Lyon serves on the board of directors of L-Path, Inc. Mr. Lyon holds a B.A. from the University of Durham, United Kingdom.

WILLIAM J. NYDAM. Mr. Nydam has served as a Director of the Company since November 2005. Since March 2003, Mr. Nydam has served as President and Chief Operating Officer of Endocare, Inc., a publicly traded medical device company focused on the design, development, manufacturing and marketing of minimally invasive technologies for tissue and tumor ablation. Prior to joining Endocare, Mr. Nydam was President and Chief Executive Officer of Pulse Metric, Inc., a cardiovascular device company, from September 2001 to December 2002. Mr. Nydam previously served as Senior Vice President for Science Applications International Corporation, an employee-owned research and engineering firm, from September 1999 to August 2001. Prior to that time, Mr. Nydam worked for Premier, Inc., a national alliance of healthcare providers, where he serves as Executive Vice President from April 1996 to August 1999, Chief Operating Officer from May 1992 to March 1996 and Senior Vice President and Chief Financial Officer from January 1986 to April 1992. Mr. Nydam also currently is a board member and the Chairman of the Audit Committee of Crdentia Corp. Mr. Nydam is a member of the American Institute of Certified Public Accountants. He holds an MBA and Bachelor of Science degree in Accounting from the University of California at Berkeley.

DIRECTORS WITH TERMS ENDING UPON THE 2008 ANNUAL MEETING OF STOCKHOLDERS

SCOTT R. PANCOAST. Mr. Pancoast has served as a Director of the Company since March 2003. Mr. Pancoast has served as the President and Chief Executive Officer of Lpath, Inc., a biotechnology company, since March 2005, and as a director of Lpath since 1998.  Prior to joining Lpath, from 1994 to 2005 Mr. Pancoast was the Executive Vice President of Western States Investment Corporation (“WSIC”), a private San Diego venture capital fund. From 1986 to 1994 Mr. Pancoast was with National Sanitary Supply Company, where he was a member of the Board of Directors and served in various management positions including Senior Vice President – Operations and Chief Financial Officer. Mr. Pancoast also serves on the board of directors of eleven private companies and one non-profit organization. Mr. Pancoast holds a B.A. in Economics from the University of Virginia and an MBA from Harvard Business School.

C. FRED TONEY. Mr. Toney has served as a Director of the Company since August 2004. Since December 2001, Mr. Toney has served as a managing member of MedCap Management &Research, LLC, the general partner of MedCap Partners L.P. and MedCap Offshore Partners Offshore, Ltd. MedCap Management &Research LLC is an investment advisory firm specializing in healthcare, life sciences and medical technology and devices. From February 2001 to November 2001, Mr. Toney served as President and Chief Executive Officer of HealthCentral.com, Inc., a provider of healthcare e-commerce to consumers, through the sale of its five primary operating divisions, and from July 1999 to February 2001 as Executive Vice President and Chief Financial Officer. Mr. Toney previously served as senior managing partner, director of research and research analyst at Pacific Growth Equities, Inc., an investment banking and institutional brokerage firm. Mr. Toney previously served as research analyst or associate at Volpe, Welty &Company, an investment banking firm; RCM Capital Management, an investment management firm; Donaldson, Lufkin &Jenrette Securities Corporation, an investment banking and institutional brokerage firm; and Phamavite Pharmaceuticals Corporation, a pharmaceutical manufacturing firm. Mr. Toney also serves on the board of directors of Crdentia Corporation, a provider of temporary nurse staffing to hospitals. Mr. Toney received a Bachelor of Arts degree in economics and English from the University of California at Davis.

Involvement in Certain Legal Proceedings

Mr. Toney served as President and Chief Executive Officer of HealthCentral.com, Inc., a provider of healthcare e-commerce to consumers, from February 2001 to November 2001 and served as Executive Vice President and Chief Financial Officer from July 1999 to February 2001. HealthCentral.com, Inc. filed a petition for Chapter 11 reorganization under the federal bankruptcy code in October 2001.

VOTE REQUIRED

Directors are elected by a plurality of the votes present in person or represented by Proxy and entitled to vote at the Annual Meeting. You do not have the right to cumulate votes in the election of directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR George B. DeHuff, James D. Durham and Michael H. Owens, M.D., as the Class II directors.

PROPOSAL 2

AUTHORIZATION AND APPROVAL OF THE ISSUANCE OF COMMON STOCK
REPRESENTING MORE THAN 20% OF THE COMPANY’S OUTSTANDING SHARES
AT A DISCOUNT TO THE MARKET PRICE

BACKGROUND

The Company has an immediate need to raise additional funds to continue its operations. At December 31, 2005, the Company had cash and cash equivalents of $851,315. Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 includes a report from our independent auditors that contains an explanatory paragraph noting the Company’s limited liquid resources, recurring losses from operations and the Company’s need for additional financing, all of which raised substantial doubt about the Company’s ability to continue as a going-concern. The Company believes that its existing cash and cash equivalents, together with anticipated 2006 revenues and interest income, will only be sufficient to meet its anticipated capital requirements through June 2006. As a result, the Company may be forced to cease its operations if it is unable to immediately secure additional capital.

To obtain additional capital, the Company has determined to offer its existing warrant holders the right to exchange their warrants for new warrants that will have a reduced exercise price and must be exercised within ten days of issuance for shares of the Company’s common stock (the “Warrant Exchange”). The Warrant Exchange is described below in detail under the heading “Warrant Exchange.”  Although it appears that the Company will be able to complete the Warrant Exchange on the terms described below, it is possible that, due to market conditions or otherwise, the terms will have to be altered prior to closing of the Warrant Exchange. As a result, the Company is hereby seeking stockholder approval to complete the Warrant Exchange within specified parameters set forth below under the heading “Exchange Parameters.” The purpose of this Proposal 2 is to obtain stockholder approval for the contemplated Warrant Exchange. A vote in favor of Proposal 2 will authorize the Company to complete the Warrant Exchange within the parameters described below. The term “Warrant Exchange,” as used in this Proposal 2, refers to any exchange of outstanding warrants for new warrants within the Exchange Parameters, including the specific proposal described below.

REASONS FOR THE WARRANT EXCHANGE

As stated, the Company has an immediate need to raise additional funds to continue its operations. At December 31, 2005, the Company had cash and cash equivalents of $851,315. The Company believes that its existing cash and cash equivalents, together with anticipated 2006 revenues and interest income, will be sufficient to meet its anticipated capital requirements through only June 2006. As a result, the Company may be forced to cease its operations if it is unable to immediately secure additional capital. The Company intends that the net proceeds of the warrants exercised upon completion of the Warrant Exchange, will be used for development and expansion of its existing business, including working capital, funding of anticipated operating losses, infrastructure development, expenses associated with marketing efforts and payment of corporate overhead. The Company may also use a portion of the net proceeds, currently intended for general corporate purposes, to invest in acquisitions, joint ventures or other collaborative arrangements, or to invest in or acquire products or services.

WARRANT EXCHANGE

Under the terms of the proposed Warrant Exchange, the Company will make a tender offer or series of tender offers to (i) holders of warrants to purchase an aggregate of 21,950 shares of common stock at an exercise price of $19.70 per share issued on February 9, 2004 (the “$19.70 Warrants”), (ii) holders of warrants to purchase an aggregate of 299,987 shares of common stock at an exercise price of $9.50 per share issued on May 26, 2004 (the “$9.50 Warrants”), (iii) holders of warrants to purchase an aggregate of 54,545 shares of common stock at an exercise price of $10.20 per share issued on May 26, 2004 (the “$10.20 Warrants”), (iv) holders of warrants to purchase an aggregate of 1,032,935 shares of common stock at an exercise price of $3.00 per share issued on July 26, 2005 (the “$3.00 Warrants”) and (v) holders of warrant to purchase an aggregate of 168,198 shares of common stock at an exercise price of $3.18 per share issued on February 22, 2006 (the “$3.18 Warrants”, and collectively with the $19.70 Warrants, the $9.50 Warrants, the $10.20 Warrants and the $3.00 Warrants, the “Existing

Warrants”). The holders of the Existing Warrants will be offered the ability to exchange all or any portion of their Existing Warrants, which are currently exercisable for five years from the date of issuance and some of which have a cashless exercise provision, for warrants that have a significantly lower exercise price per share but which must be exercised within ten (10) days after issuance for cash (collectively, the “New Warrants”). Except as described above, all of the terms of the New Warrants will be the same as those contained in the Existing Warrants being exchanged.

The proposed Warrant Exchange will provide that (i) the exercise price of any New Warrants exchanged for the $19.70 Warrants will be $3.50 per share, (ii) the exercise price of any New Warrants exchanged for the $9.50 Warrants or the $10.20 Warrants will be $2.50 per share and (iii) the exercise price of any New Warrants exchanged for the $3.00 Warrants or the $3.18 Warrants will be $1.40 per share.

The Company will issue a maximum of 1,577,615 shares of its common stock in connection with the proposed Warrant Exchange and expects that the number of shares issued upon the immediate exercise of the New Warrants will represent more than 20% of the outstanding voting power of the Company.

The Warrant Exchange is expected to be consummated in one or more closings to occur no later than June 30, 2006.

EXCHANGE PARAMETERS

This Proposal 2 seeks approval for the Warrant Exchange as described above under the heading “Warrant Exchange” and also seeks approval for the Company to complete a warrant exchange with holders of Existing Warrants on terms different than those described above as long as the terms fall within the parameters set forth below. Specifically, the stockholders are requested to approve completion of a Warrant Exchange that meets the following criteria:

Maximum Discount from Exercise Price	90% for $19.70 Warrants
per share of Existing Warrant for Exercise	85% for $9.50 Warrants and $10.20 Warrants
Price per share of New Warrant:	70% for $3.00 Warrants and $3.18 Warrants

Timeframe for Completion:	No later than July 31, 2006

By voting in favor of Proposal 2, you are giving the Company the authority to complete a Warrant Exchange on the terms described above under the heading “Warrant Exchange,” or under different terms within the parameters set forth in the table above.

RELATED PARTY TRANSACTION INFORMATION

The Warrant Exchange is open to all holders of Existing Warrants, including any of our directors, officers and affiliates who are holders of such warrants. The terms of the Warrant Exchange are equally applicable to our directors, officers and affiliates as to any other holder of Existing Warrants.

Existing Warrants:  The following directors and officers of the Company hold Existing Warrants that are eligible to participate in the Warrant Exchange:

Name and Title	Warrant Group(s)	Total Number of Shares Underlying Existing Warrants

Directors and Executive Officers

Michael H. Owens, President, Chief Executive Officer and Director	$3.00 Warrants	20,000

Scott R. Pancoast, Director	$3.00 Warrants	82,553

C. Fred Toney, Director (1)	$9.50 Warrants and $3.00 Warrants	360,693

(1)           Includes a $9.50 Warrant to purchase 94,027 shares of Common Stock and a $3.00 Warrant to purchase 133,333 shares of Common Stock held by MedCap Partners L.P. Also includes a $3.00 Warrant to purchase 133,333 shares of Common Stock held by MedCap Master Fund L.P. Mr. Toney is a Managing Member of MedCap Management & Research LLC, which is the General Partner of MedCap Partners L.P. and MedCap Master Fund L.P. Mr. Toney disclaims beneficial ownership of the shares owned by these entities, except to the extent of his proportionate pecuniary interest therein.

NASDAQ APPROVAL REQUIREMENT

The Company’s common stock is listed on The Nasdaq Capital Market, which is governed by the rules of the National Association of Securities Dealers (the “NASD”). The NASD rules governing Nasdaq Stock Market (“Nasdaq”) require stockholder approval of any sale, issuance or potential issuance of securities that (i) will result in the issuance of shares representing 20% or more of the issuer’s outstanding shares of common stock or voting power prior to the issuance of such securities, at a price per share below the greater of book value or market value of the issuer’s common stock, (ii) will result in a change of control of the issuer or (iii) is made through a plan or arrangement pursuant to which such stock may be acquired by officers or directors.

Specifically, NASD Rule 4350(i)(1)(D) requires that the issuer of stock in a non-public offering secure stockholder approval prior to an issuance where (i) the securities issued are common stock or securities convertible into common stock, (ii) the price per share of the securities in the offering is less than the greater of book value or market value of the issuer’s common stock, and (iii) the proposed issuance would result in the issuance of 20% or more of the common stock or voting power of the issuer before the issuance. In addition, NASD Rule 4350(i)(1)(B) requires that the issuer of stock secure shareholder approval prior to an issuance or potential issuance which will result in a change of control of the issuer. Finally, NASD Rule 4350(i)(1)(A) requires that the issuer of stock secure shareholder approval prior to an issuance or potential issuance when an equity compensation arrangement is made, pursuant to which stock may be acquired by officers or directors.

In the Warrant Exchange, the Company intends to issue up to 1,577,615 shares of common stock. On April 30, 2006, 2,669,947 shares of the Company’s common stock were issued and outstanding. The Company expects that the total number of shares of the Company’s common stock issued as a result of the Warrant Exchange will be in excess of the 20% threshold. In addition, the Company expects certain officers and directors to participate. Therefore, the Company’s stockholders must vote in favor of this Proposal 2 in order for the Company to consummate the proposed Warrant Exchange.

In addition, as stated in Proposal 3 below, the Company completed a private placement in which it sold 290,000 Units at a purchase price of $3.18 per Unit. Each Unit consisted of one share of the Company’s common stock and a warrant to purchase one-half share of the Company’s common stock. The warrants have an exercise price of $3.18 per share and have a five-year term. The private placement resulted in gross proceeds of $922,200. The Company filed a registration statement on Form S-3 covering the shares of common stock and the common stock underlying the warrants sold in the private placement. The stock and warrants issued in the private placement totaled less than

20% of the Company’s voting securities. The Company is separately seeking stockholder approval for the private placement because Nasdaq may take the position that the Warrant Exchange should be integrated with the private placement in determining whether the thresholds in NASD Rule 4350(i)(1)(D) have been exceeded.

APPROVAL OF WARRANT EXCHANGE

The Board of Directors and management of the Company reviewed and considered numerous financing alternatives to the Warrant Exchange. The Board of Directors established a special financing committee comprised of two disinterested directors, George B. DeHuff and John R. Lyon, to consider the terms of the Warrant Exchange. The special financing committee has unanimously approved the Warrant Exchange and has resolved that the Warrant Exchange is in the best interests of the Company. In so doing, the special financing committee considered a number of factors including but not limited to:

•                  the Company’s inability to continue operations in the event the Warrant Exchange or an alternative financing is not consummated;

•                  the relative merits of alternatives to the Warrant Exchange that could be consummated in the necessary time schedule;

•                  the increase in the Company’s working capital to be supplied by the proceeds from the Warrant Exchange and the prospect that, as a result of the increase in working capital from the proceeds of the Warrant Exchange, the Company will be able to expand its operations and hopefully improve its access to capital markets;

•                  the reduction in the number of securities exercisable for common stock as a result of the exercise of Existing Warrants in the Warrant Exchange; and

•                  the desire to maintain listing of the Company’s common stock with Nasdaq.

FINANCIAL INFORMATION

The following summary financial information of iVOW should be read in conjunction with our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed with the SEC on March 31, 2006.  You can obtain copies of our Annual Report at the SEC's website, http://www.sec.gov, or by contacting iVOW, Inc., 11455 El Camino Real, Suite 140, San Diego, California 92130, Attn: Richard M. Gomberg, telephone number (858) 703-2820.

		2005	2004
Revenues		$1,287,848	$1,650,735
Costs and expenses:
Cost of revenues		1,229,124	1,193,417
Product development		121,205	405,612
Sales and marketing		913,104	1,196,883
General and administrative		1,986,173	1,797,985
Total cost and expenses		4,249,606	4,593,897
Loss from operations		(2,961,758)	(2,943,162)
Other income (expense), net		39,241	(28,035)
Loss from continuing operations		(2,922,517)	(2,971,197)
Gain (loss) from discontinued operations		232,644	(632,516)
Net loss		(2,689,873)	(3,603,713)
Accretion of dividends on preferred stock		(67,170)	(135,922)
Reversal of dividends previously accreted		306,511	—
Deemed dividend redemption of preferred stock			(131,985)
Net loss applicable to common stockholders		$(2,450,532)	$(3,871,620)

Income (loss) per common share basic and diluted:
Continuing operations		$(1.71)	$(3.71)
Discontinued operations		$0.15	$(0.73)
Net loss per common share applicable to common stockholders(1)		$(1.56)	$(4.44)

Shares used in computing basic and diluted loss per common share(1)		1,570,882	872,750

	December 31, 2005
Balance Sheet Data	Pro forma(2)
Cash and cash equivalents	3,471,056	851,315	1,969,561
Current assets	4,288,488	1,693,747	2,646,106
Noncurrent assets	2,054,061	2,054,061	1,338,403

Current liabilities	1,216,096	1,216,096	751,013
Noncurrent liabilities	52,392	52,392	10,516
Equity	5,074,061	2,479,320	3,222,980

Equity per share	$1.33	$1.58	$3.69

(1)                                  If the exercise of all 1,577,615 Exchange Warrants were to have occurred at the beginning of 2005, the shares used in computing basic and diluted loss per common share would have been 3,148,497 and the basic and diluted net loss per common share applicable to common shareholders would have been ($0.78).

(2)                                  The pro forma balance sheet data shows the effect of the exercise of all 1,577,615 Exchange Warrants for proceeds of $2,619,741 net of estimated legal and accounting fees associated with the transaction.

NASDAQ LISTING REQUIREMENTS

NASD Rule 4310(c)(2)(B) requires that Nasdaq-listed companies maintain (i) stockholders’ equity of $2.5 million, (ii) market value of listed securities of $35 million, or (iii) net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. NASD Rule 4310(c)(4) requires that Nasdaq-listed companies maintain a bid price of above $1.00 per share.

If it were to occur, the delisting of the Company’s common stock from the Nasdaq Capital Market may materially impair its stockholders’ ability to buy and sell shares of its common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, its common stock. In addition, the delisting of the Company’s common stock could significantly impair its ability to raise capital should it desire to do so in the future.

The Company has determined that the Warrant Exchange is essential to maintain its compliance with Nasdaq’s continued listing standards.

FACTORS AFFECTING CURRENT STOCKHOLDERS

While the Board of Directors has approved the Warrant Exchange and has resolved that the Warrant Exchange is in the best interests of the Company and its stockholders, the Company’s stockholders should consider the following possible factors as well as other information contained in this Proxy Statement in evaluating this Proposal 2.

Effect of Actual or Potential Future Conversion Below Market Price. The issuance of common stock in the Warrant Exchange at a discount to the market price of the Company’s common stock could have a depressive effect on the market price of, and reduce trading activity in, the common stock by increasing the amount of shares of common stock outstanding. Such downward pressure could encourage short sales by certain investors, which could place further downward pressure on the price of the common stock.

Dilution. Following the Warrant Exchange, the number of shares of outstanding common stock would increase substantially and significantly dilute the ownership interests and proportionate voting power of the existing holders of common stock.

Certain Significant Stockholders May Exercise Additional Control. If our 5% and greater stockholders exercise their New Warrants, they will control an even larger percentage of the voting power of our common stock, and, as such, may exercise even greater control over our Company.  Such investors may be able to affect the outcome of matters brought before the stockholders, including a vote for the election of directors, the approval of mergers, acquisitions and other business combination transactions.  The respective potential ownership percentages of our existing 5% and greater stockholders following the assumed exercise of their New Warrants is as reflected in the table entitled “Ownership of Securities” under the column entitled “Percentage Beneficially Owned” included below in this proxy.

PRINCIPAL EFFECTS OF APPROVAL OR NON-APPROVAL

In the event that the stockholders approve this Proposal 2, the Company may issue shares of common stock upon the exercise of the New Warrants issued in the Warrant Exchange.

In the event that the stockholders do not approve this Proposal 2, the Company will be unable to fund its operations beyond June 2006. There is no assurance that the Company would be able to identify and complete any other transaction or secure additional funds on a timely basis, or at all. As a result, if the Company is unable to complete the Warrant Exchange, it may be forced to cease its operations, and its existing stockholders may lose their entire investment in the Company.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this Proposal 2.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote FOR approval of Proposal 2.

PROPOSAL 3

APPROVAL OF THE ISSUANCE OF COMMON STOCK THAT MAY REPRESENT MORE THAN 20% OF THE COMPANY'S OUTSTANDING SHARES

BACKGROUND

In February 2006, the Company had, and presently still has, an immediate need to raise additional funds to continue its operations.  At December 31, 2005, the Company had cash and cash equivalents of $851,315.

To obtain additional capital, the Company engaged an investment bank, Dawson James Securities, Inc. (the “Placement Agent”), to represent it in a private placement financing (the “Private Placement”) completed on February 22, 2006.  In this Private Placement, the Company sold 290,000 Units at a purchase price of $3.18 per Unit.  Each Unit consisted of one share of the Company's common stock and a warrant to purchase one-half share of the Company's common stock.  The warrants have an exercise price of $3.18 per share and have a five-year term.  The private placement resulted in gross proceeds of $922,200.  The Company filed a registration statement on Form S-3 covering the shares of common stock and the common stock underlying the warrants sold in the private placement.  The stock and warrants issued in the private placement totaled less than 20% of the Company's voting securities.  The Company is seeking stockholder approval for the Private Placement because Nasdaq may take the position that the Warrant Exchange discussed in Proposal 2 should be integrated with the Private Placement in determining whether the thresholds in NASD Rule 435(i)(1)(D) have been exceeded.  In the event that Nasdaq determined to integrate the Private Placement with the Warrant Exchange, stockholder approval of the Private Placement would be required in order to satisfy Nasdaq rules.

REASON FOR THE PRIVATE PLACEMENT

As stated above, the Company attempted to address its immediate need to arise additional funds to continue its operations by completing the Private Placement.  The proceeds of the Private Placement have been used to date for development and expansion of the Company's Obesity Surgery Management Services business, including working capital, funding of operating losses, infrastructure development, expenses associate with marketing efforts and payment of corporate overhead.

PRIVATE PLACEMENT

Under the terms of the Private Placement, the Company privately offered to accredited investors Units, with each Unit consisting of one share of common stock and a warrant (each a “Warrant”) to purchase one-half share of common stock.  In order to participate in the Private Placement and purchase Units, each purchaser entered into a Subscription Agreement (each a “Subscription Agreement,” and collectively the “Subscription Agreements”) with the Company.  The private placement resulted in gross proceeds of $922,200.  The consideration paid by the purchasers for each Unit was $3.18 per Unit (the “Unit Price”).  Each Warrant has an exercise price of $3.18 per share and a five-year term.  The Private Placement closing (the “Closing”) took place on February 22, 2006.  The Placement Agent received substantial fees in connection with the successful Private Placement.  See “Placement Agent” below.

NASDAQ APPROVAL REQUIRMENT

The Company's common stock is listed on The Nasdaq SmallCap Market, which is governed by the rules of the National Association of Securities Dealers (the “NASD”).  The NASD rules governing Nasdaq require stockholder approval of any issuance of securities that (i) will result in the issuance of shares representing 20% or more of the issuer's outstanding shared of common stock or voting power prior to the issuance of such securities, at a price per share below the greater of book value or market value of the issuer's common stock, (ii) will result in a change of control of the issuer or (iii) may be acquired by officers or directors.

Specifically, NASD Rule 4350(i)(1)(D) requires that the issuer of stock in a non-public offering secure stockholder approval prior to an issuance where (i) the securities issued are common stock or securities convertible into common stock, (ii) the price per share of the securities in the offering is less than the greater of book value or market value of the issuer's common stock, and (iii) the proposed issuance would result in the issuance of 20% or more of the common stock or voting power of the issuer before the issuance.  In addition, NASD Rule 4350(i)(1)(B) requires that the issuer of stock secure stockholder approval prior to an issuance or potential issuance which will result in a change of control of the issuer.  NASD Rule 4350(i)(1)(A) requires the issuer to secure stockholder approval when stock may be acquired by officers or directors.

In the Private Placement, the Company issued a total of (i) 290,000 shares of common stock, (ii) warrants to purchase 145,000 of common stock and (iii) a warrant to the Placement Agent to purchase Units consisting of (a) 23,200 shares of common stock and (b) warrants to purchase 11,600 shares of common stock.  The total number of shares of common stock issued by the Company in the Private Placement was less than 20% of the outstanding common stock and voting power outstanding immediately prior the transaction.  Therefore, under NASD Rules 4350(i)(1)(A), (B) and (D), the Company's stockholders were not required to vote to approve this Proposal 3 in order for the Company to complete the Private Placement.  However, as described in Proposal 2 above, the Company is seeking stockholder approval for a Warrant Exchange, and the Company believes that Nasdaq may take the position that the Warrant Exchange should be integrated with the Private Placement in determining whether the thresholds in NASD Rule 4350(i)(1)(D) have been exceeded.  As a result, the Company is seeking stockholder approval for the Private Placement completed on February 22, 2006 in addition to the approval of the Warrant Exchange in Proposal 2.

APPROVAL OF PRIVATE PLACEMENT AND RELATED PARTY TRANSACTION INFORMATION

The Board of Directors and management of the Company reviewed and considered numerous financing alternatives to the Private Placement.  The Board of Directors unanimously approved the Private Placement and resolved that the Private Placement is in the best interests of the Company.  In so doing, the Board of Directors considered a number of factors including but not limited to:

•         the Company's inability to continue operations in the event the Private Placement or an alternative financing is not consummated;

•         the relative merits of alternatives to the Private Placement that could be consummated in the necessary time schedule;

•         the increase in the Company's working capital to be supplied by the proceeds from the Private Placement and the prospect that, as a result of the increase in working capital from the proceeds of the Private Placement, the Company will be able to expand its operations and hopefully improve its access to capital markets; and

•         the desire to maintain listing of the Company's common stock with Nasdaq.

SUMMARY OF THE TERMS OF THE PRIVATE PLACEMENT

Terms of the Warrants

The Warrants had an initial exercise price per share equal to $3.18 and are exercisable for shares of common stock and have a five-year term, subject to the forced exercise provision discussed below.  The Warrants may be exercised by the purchaser, in whole or in part, with the exercise price payable in cash to the Company.  The Warrants contain adjustment provisions upon the occurrence of stock splits, stock dividends, combinations, capital reorganizations, reclassifications, mergers or similar events affecting the Company's capital stock.

The company can require holders of Warrants to exercise their Warrants within 30 days of receiving notice from the Company (or forfeit such Warrants) when the price of the Company's common stock closes at six (6) times the Per Unit Price per share or greater for 20 consecutive trading days subsequent to the effectiveness of the registration statement pertaining to the resale of the common stock underlying the Warrants; provided that the registration statement shall be effective at all times during such 30-day notice period.  The foregoing provision is referred to herein as the “Forced Exercise” provision.

The holders of the Warrants may choose to participate in the Warrant Exchange in the event that Proposal 2 is approved.

Use of Proceeds

The Company used the net proceeds of the Private Placement for development and expansion of its Obesity Surgery Management Services business, including working capital, funding of operating losses, infrastructure development, expenses associated with marketing efforts and payment of corporate overhead.

Registration

The Company has filed and made effective a registration statement covering the resale of the common stock issued in the Private Placement and the common stock underlying the warrants issued in the Private Placement in order to satisfy its obligations set forth under the terms of the Private Placement.

All of the out-of-pocket expenses incurred by the Company in complying with its obligations in connection with the registration of the common stock and the common stock issuable upon the exercise of the warrants issued in connection therewith will be paid by the Company.  The Company is not responsible to pay any legal fees for any subscriber or any selling expenses of any subscriber (including, without limitation, any broker's fees or commissions, including underwriter commissions).  The Company has agreed to indemnify and hold harmless, to the extent permitted by law, the subscribers against any losses, claims damages or liabilities, joint or several, to which such the subscribers may become subject, which arise out of or are based upon the registration or the registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto, other than certain losses, claims, damages or liabilities attributable to the subscribers.

Placement Agent

In connection with the Private Placement, the Company paid the Placement Agent for its services as the exclusive placement agent for the Company.  The Placement Agent will receive a selling commission equal to 8% of the gross proceeds of the Private Placement along with the expense allotment of $25,000.  In addition, the Company issued the Private Placement Agent a warrant to purchase 23,200 Units consisting of (i) 23,200 shares of common stock and (ii) a warrant to purchase 11,600 shares of common stock.  These warrants are exercisable at any time during the five (5) years from the date of the closing of the Private Placement at an exercise price equal to $3.18 per Unit.

PRINCIPAL EFFECTS OF APPROVAL OR NON-APPROVAL

In the event that the stockholders approve this Proposal 3, the Company may complete the Warrant Exchange set forth in Proposal 2 without being at risk for losing its Nasdaq SmallCap Market listing as a result of having failed to obtain appropriate stockholder approval for the Private Placement, which may be integrated by Nasdaq with the Warrant Exchange.

In the event that the stockholders do not approve this Proposal 3, the Company will be at risk for losing its Nasdaq SmallCap Market listing as a result of having failed to obtain appropriate stockholder approval for the Private Placement.

If it were to occur, the delisting of the Company's common stock from the Nasdaq SmallCap market may materially impair its stockholders' ability to buy and sell shares of its common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, its common stock.  In addition, the delisting of the Company's common stock could significantly impair its ability to raise capital should it desire to do so in the future.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the shares of common stock voting as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting are required to approve this Proposal 3.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The board of Directors recommends a vote FOR approval of Proposal 3.

PROPOSAL 4

APPROVAL OF AMENDMENTS TO THE 1997 STOCK OPTION/STOCK ISSUANCE PLAN

The Company’s stockholders are being asked to approve amendments to the Company’s 1997 Stock Option/Stock Issuance Plan (the “Plan”) to (a) increase the number of shares of the Company’s common stock available for issuance under the Plan from 446,000 shares to 646,000 shares and (b) increase the size of the initial and annual stock option grants to non-employee members of the Board to 12,500 shares and 7,500 shares, respectively, under the automatic grant program.

The proposed amendments to the Plan are set forth in Appendix A attached hereto, and the following discussion is qualified in its entirety by the full text of the Amendment. The Board adopted the amendment on April 19, 2006, subject to stockholder approval at the Annual Meeting.

REASONS FOR SHARE INCREASE

Presently, the Company is authorized to issue up to an aggregate of 446,000 shares of common stock upon exercise of stock options granted under the Plan. As of April 19, 2006, 31,255 shares of common stock had been issued under the Plan upon the exercise of stock options. In addition, 219,631 shares were subject to outstanding option grants. As a result, only 195,114 shares remain available for grant under the Plan as of April 19, 2006. However, on April 19, 2006, the Board of Directors approved a proposed stock option grant to Dr. Owens, our Chief Executive Officer and President, for 210,389 shares of Common Stock, contingent upon stockholder approval of this Proposal 4. If our stockholders do not approve this Proposal 4, Dr. Owens will be granted 70,130 shares of restricted stock. These shares of restricted stock will be subject to a repurchase right in favor of the Company, which right will terminate over a four-year period as Dr. Owens continues to provide services to the Company.

The Board believes that increasing the available shares under the Plan to 646,000 shares is necessary to assure that a sufficient reserve of common stock remains available for issuance under the Plan in order to allow the Company to continue to utilize equity incentives to attract and retain the services of key individuals essential to the Company’s long-term growth and financial success. The Company relies significantly on equity incentives in the form of stock option grants in order to attract and retain key employees and believes that such equity incentives are necessary for the Company to remain competitive in the marketplace for executive talent and other key employees. Option grants made to newly-hired or continuing employees will be based on both competitive market conditions and individual performance. In addition, if Proposal 2 receives stockholder approval, and the Warrant Exchange is implemented, the number of shares of outstanding common stock would increase substantially and significantly dilute the ownership interests and proportionate voting power of the existing holders of common stock and option holders.

REASONS FOR INCREASE TO AUTOMATIC GRANT PROGRAM

Current Automatic Option Grant Program.    Under the existing terms of the Automatic Option Grant Program, on the date of each annual meeting of the stockholders, option grants shall be made to (i) each non-employee individual newly elected to the Board at that particular meeting and (ii) each non-employee Board member re-elected to the Board at that particular meeting or continuing in office following such meeting. Each newly elected non-employee Board member shall be automatically granted an option to purchase 4,000 shares of common stock and each re-elected or continuing non-employee Board member shall be automatically granted an option to purchase 1,000 shares of common stock. In addition, each non-employee individual newly elected to the Board at a time other than an annual Stockholders Meeting, shall be automatically granted an option to purchase 4,000 shares of common stock. There will be no limit on the number of 1,000-share option grants any one eligible non-employee Board member may receive over his or her period of continued Board service.

Each automatic grant will have an exercise price per share equal to the fair market value per share of common stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee’s cessation of Board service. Each option will be immediately exercisable for the option shares; the shares acquired under the option will be subject to repurchase by the Company at the option exercise price paid per share, upon the optionee’s cessation of Board service prior to vesting in those shares. The shares subject to each initial 4,000-share automatic grant vest as follows: fifty percent (50%) upon the completion of one year of Board service, twenty-five percent (25%) upon completion of the second year of Board service, and the final twenty-five percent (25%) upon completion of the third year of Board service. The shares subject to each annual 1,000-share grant vest upon the optionee’s completion of one (1) year of Board service measured from the grant date. However, each outstanding automatic option grant automatically accelerates and becomes immediately exercisable for any or all of the option shares as fully-vested shares upon certain changes in control or ownership of the Company or upon the optionee’s death or disability while a Board member. Following the optionee’s cessation of Board service for any reason, each outstanding automatic option remains exercisable for a 30-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of Board service.

Proposed Amendment to Automatic Grant Program. The purposes of the automatic grant program are to attract, retain and motivate non-employee members of the Board through the issuance of stock option grants. As a result of the Company’s reverse stock split in July 2005, the Company’s private placement in February 2006 and the proposed Warrant Exchange, the Board of Directors believes that the initial and annual stock option grants of 4,000 and 1,000 shares respectively, are not sufficient to accomplish the intended purposes of the automatic grant program. This is especially true given the recent changes in the laws and regulations governing pubic companies that require directors to play an increasingly important role in the governance of the Company and require directors to devote substantially greater time to the Company. As a result, the Board believes it is in the best interests of the Company and its stockholders to amend the automatic grant program to increase the size of the initial and annual stock option grants to non-employee members of the Board to 12,500 shares and 7,500 shares, respectively. Other than increasing the size of initial and annual grants, the other terms and conditions of the automatic grant program remain unchanged.

RELATED PARTY TRANSACTION INFORMATION

On April 19, 2006, the Board of Directors approved an option grant to Dr. Owens, our Chief Executive Officer and President, consisting of 210,389 shares of Common Stock at an exercise price equal to fair market value on the date of grant, contingent upon stockholder approval of this Proposal 4. If our stockholders do not approve this Proposal 4, Dr. Owens will be granted 70,130 shares of restricted stock in lieu of the option grant. In addition, our directors are entitled to annual stock grants in connection with their board service.

If the stockholders approve Proposal No. 4, each non-employee member of the Board will participate in the increased annual stock option grants made under the automatic grant program of the Company’s 1997 Stock Option/Stock Issuance Program.

Mr. Toney waived his right to receive annual option grants under the automatic grant program for fiscal years 2005 and 2006.

PLAN SUMMARY

The following is a summary of the principal features of the Plan, as proposed to be amended by Proposal 3. This summary does not, however, purport to be a complete description of all the provisions of the Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company’s principal executive offices in San Diego, California.

Equity Incentive Programs.    The Plan consists of three (3) separate equity incentive programs: (i) the Discretionary Option Grant Program, (ii) the Stock Issuance Program and (iii) the Automatic Option Grant Program for non-employee Board members. The principal features of each program are described below. The Compensation Committee of the Board has been delegated exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to option grants and stock issuances made to the Company’s executive officers and non-employee Board members and also has the authority to make option grants and stock issuances under those programs to all other eligible individuals. However, the Board may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make option grants and stock issuances under those two programs to individuals other than the Company’s executive officers and non-employee Board members. Neither the Compensation Committee nor any secondary committee exercises any administrative discretion under the Automatic Option Grant Program. All grants under that program are made in strict compliance with the express provisions of such program.

The term Plan Administrator, as used in this summary, will mean the Compensation Committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the Plan.

Share Reserve.    The Board of Directors has approved an aggregate of 646,000 shares of common stock to be reserved for issuance over the term of the Plan. Such share reserve consists of (i) the 446,000 shares already reserved for issuance under the Plan plus (ii) the additional increase of 200,000 shares of common stock that requires stockholder approval and forms part of this Proposal 4.

The shares of common stock issuable under the Plan may be drawn from shares of the Company’s authorized but unissued shares of common stock or from shares of common stock reacquired by the Company, including shares repurchased on the open market.

In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and per participant) under the Plan and the securities and the exercise price per share in effect under each outstanding option.

Evergreen Provision. The Plan contains an evergreen provision that provides for the automatic replenishment of shares available for issuance under the Plan. Effective as of each January 1 for life of the Plan, the maximum number of shares of the Company’s common stock reserved for issuance under the Plan shall be cumulatively increased by the lessor of (i) 2% of the number of the Company’s shares of common stock issued and outstanding on the preceding December 31, (ii) 1,500,000 shares and (iii) a number of shares set by the Company’s board of directors. This provision will continue to apply to the Plan regardless of whether Proposal 4 is approved by our stockholders.

Eligibility.    Officers and employees, non-employee Board members and independent consultants in the service of the Company or its parent and subsidiaries (whether now existing or subsequently established) are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Participation in the Automatic Option Grant Program is limited to non-employee members of the Board.

As of April 19, 2006, two executive officers, six non-employee Board members and approximately fifty-four other employees and consultants were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Six non-employee Board members were eligible to participate in the Automatic Option Grant Program.

Valuation.    The fair market value per share of common stock on any relevant date under the Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq Capital Market. On April 18, 2006, the fair market value per share determined on such basis was $3.29.

Discretionary Option Grant Program.    The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

Each granted option will have an exercise price per share equal to the fair market value of the shares on the grant date unless otherwise determined by the Plan Administrator. No granted option will have a term in excess of ten (10) years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares; the shares acquired under those options will be subject to repurchase by the Company, at the exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares.

Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

The Plan Administrator is authorized to issue tandem stock appreciation rights under the Discretionary Option Grant Program, which provide the holders with the right to surrender their options for an appreciation distribution from the Company equal to the excess of (i) the fair market value of the vested shares of common stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of common stock.

The Plan Administrator also has the authority to effect the cancellation of any or all options outstanding under the Discretionary Option Grant Program and to grant, in substitution therefor, new options covering the same or a different number of shares of common stock but with an exercise price per share based upon the fair market value of the option shares on the new grant date.

Stock Issuance Program.    Shares of common stock may be issued under the Stock Issuance Program at a price per share equal to the fair market value of the shares on the issuance date unless otherwise determined by the Plan Administrator. Shares will be issued for such valid consideration as the Plan Administrator deems appropriate, including cash and promissory notes. The shares may also be issued as a bonus for past services without any cash outlay required of the recipient. The shares issued may be fully vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.

Automatic Option Grant Program.    See discussion above.

GENERAL PROVISIONS

Acceleration.    In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program that is not to be assumed or replaced by the successor corporation or otherwise continued in effect will automatically accelerate in full, and all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company’s repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect.

The Plan Administrator has the authority under the Discretionary Option Grant Program to provide that those options will automatically vest in full (i) upon an acquisition of the Company, whether or not those options are assumed or replaced, (ii) upon a hostile change in control of the Company effected through a tender offer for more than 50% of the Company’s outstanding voting stock or by proxy contest for the election of Board members, or (iii) in the event the individual’s service is terminated, whether involuntarily or through a resignation for good reason, within a designated period (not to exceed 18 months) following an acquisition in which those options are assumed or replaced upon a hostile change in control. The vesting of outstanding shares under the Stock Issuance Program may be accelerated upon similar terms and conditions. The options granted under the Automatic Option Grant Program automatically accelerate and become exercisable in full upon any acquisition or change in control transaction.

The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

Limited Stock Appreciation Rights.    Each option granted under the Automatic Option Grant Program includes a limited stock appreciation right so that upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company’s outstanding voting securities or a change in a majority of the Board as a result of one or more contested elections for Board membership, the option may be surrendered to the Company in return for a cash distribution from the Company. The amount of the distribution per surrendered option share is equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the tender offer price paid per share in the hostile take-over over (ii) the exercise price payable per share under such option. In addition, the Plan Administrator may grant such rights to officers of the Company as part of their option grants under the Discretionary Option Grant Program.

Financial Assistance.    The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the Discretionary Option Grant Program or the purchase of shares under the Stock Issuance Program through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable withholding taxes incurred in connection with the acquisition of those shares.

Special Tax Election.    The Plan Administrator may provide one or more holders of non-statutory options or unvested share issuances under the Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

Amendment and Termination.    The Board may amend or modify the Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the Plan will terminate on the earliest of (i) December 31, 2015 (assuming Proposal 4 is approved by the Company’s stockholders), (ii) the date on which all shares available for issuance under the Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

FEDERAL INCOME TAX CONSEQUENCES

Option Grants.    Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options.    No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

If the optionee makes a disqualifying disposition of the purchased shares, the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

Non-Statutory Options.    No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights.    No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution in the taxable year in which such ordinary income is recognized by the optionee.

Direct Stock Issuances.    The tax principles applicable to direct stock issuances under the Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Deductibility of Executive Compensation.    The Company anticipates that any compensation deemed paid by it in connection with the disqualifying dispositions of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

NEW PLAN BENEFITS

As of the date of this Proxy Statement, no stock options had been granted and no shares of common stock had been issued on the basis of the proposed share increase to the Plan. It is not possible to state the persons who may receive options or awards, nor the amount of options or other awards that may be granted under the amended Plan in the future.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this Proposal 4.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote FOR approval of Proposal 4.

PROPOSAL 5

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected J. H. Cohn LLP to serve as the Company’s independent accountants for the fiscal year ending December 31, 2006. J. H. Cohn LLP has audited the Company’s financial statements for the fiscal years ended December 31, 2005 and December 31, 2004. The Audit Committee considers J. H. Cohn LLP to be well qualified. Neither J. H. Cohn LLP nor any of its members has any relationship with the Company nor any of its officers or directors, except in the firm’s capacity as our independent auditors.

Although it is not required to do so, the Audit Committee is submitting its selection of the Company’s independent accountants for ratification at our Annual Meeting in order to ascertain the views of stockholders regarding the selection. If the selection is not ratified, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the fiscal year if it feels that such a change would be in the Company’s and its stockholders best interests.

A representative of J. H. Cohn LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On October 1, 2004, the Company notified Ernst &Young LLP (“E&Y”) of E&Y’s dismissal in connection with the Company’s decision to engage new auditors as the Company’s independent accountants. On that date, the Company appointed J.H. Cohn LLP for the fiscal year ended December 31, 2004 as the Company’s new independent accountants. The decision to engage J.H. Cohn LLP was approved by the Company’s Board of Directors at its meeting on September 27, 2004 based upon the recommendation of the Audit Committee. The appointment was effective immediately.

The reports of E&Y on the Company’s consolidated financial statements for the years ended December 31, 2002 and 2003 did not contain any adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. However, E&Y’s report for the year ended December 31, 2003 included an explanatory paragraph noting the Company’s limited liquid resources, recurring losses from operations and the Company’s need to raise additional capital, all of which raised substantial doubt about the Company’s ability to continue as a going concern.

In connection with its audits of the Company’s consolidated financial statements for the years ended December 31, 2002 and 2003, and the interim period through October 1, 2004, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make reference thereto in its reports. There were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s two most recent fiscal years and the period from the end of the most recent fiscal year to the date of appointment of J.H. Cohn LLP, neither the Company nor anyone acting on its behalf consulted with J.H. Cohn LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation
S-K.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table shows the fees paid or accrued by the Company for the audit and other services provided by J.H. Cohn LLP during fiscal 2005 and for J.H. Cohn LLP and Ernst &Young LLP during fiscal 2004.

	2005	2004
Audit Fees(1)	$185,720	$218,018
Audit-Related Fees	—	—
Tax Fees(2)	5,000	17,250
All other Fees	—	—
Total	$190,720	$235,266

(1)                                  Audit fees represent fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)                                  For fiscal 2005 and 2004, respectively, tax fees principally included tax compliance fees of $5,000 and $15,000, and tax advice and tax planning fees of $0 and $2,250.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this Proposal 5.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote FOR approval of Proposal 5.

PROPOSAL 6

TRANSACTION OF OTHER MATTERS

The Company’s Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

GOVERNANCE OF THE COMPANY

Pursuant to the Delaware General Corporation Law and the Company’s Restated Bylaws, the Company’s business, property and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of the Company’s business through discussions with our Chief Executive Officer and President, our Chief Financial Officer and employees, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

BOARD COMMITTEES AND MEETINGS

The Board of Directors held fourteen meetings during the fiscal year ended December 31, 2005. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee. Each of the Company’s seven directors attended or participated in 70% or more in the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2005 fiscal year. The Compensation Committee held one meeting during the 2005 fiscal year. The Audit Committee met seven times during the 2005 fiscal year. The Nominating/Corporate Governance Committee met one time during the 2005 fiscal year. The Board of Directors has determined that the following directors are independent under Nasdaq rules:  Messrs. Pancoast, DeHuff, Durham and Nydam.

Audit Committee. The Audit Committee of the Board of Directors currently consists of Messrs. Pancoast, Nydam and Durham. The Board has determined that all members of the Audit Committee are independent directors under the rules of the Nasdaq Stock Market and each of them is able to read and understand fundamental financial statements, and that Mr. Nydam qualifies as an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K The purpose of the Audit Committee is to oversee our accounting and financial reporting processes and audits of our financial statements. The responsibilities of the Audit Committee include appointing and providing the compensation of the independent accountants to conduct the annual audit of our accounts, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent accountants. The Board of Directors has adopted a formal written charter for the Audit Committee.

Compensation Committee. The Compensation Committee currently consists of Messrs. DeHuff and Durham. The Compensation Committee administers the Company’s benefit plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. There are no interlocking relationships between any of our executive officers and members of the Compensation Committee, on the one hand, and the executive officers and compensation committee of any other company, on the other hand, nor has any such interlocking relationship existed during the 2005 Fiscal Year. The Board of Directors has adopted a formal written charter for the Compensation Committee.

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee currently consists of Messrs. DeHuff and Pancoast. The Nominating/Corporate Governance Committee purpose is to identify individuals qualified to serve as members of the Board of the Company, recommend nominees for election as directors of the Company, evaluate the Board’s performance, develop and recommend to the Board corporate governance guidelines and provide oversight with respect to corporate governance and ethical conduct. The Board of Directors has adopted a formal written charter for the Nominating/Corporate Governance Committee.

Other Committees. Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time. In 2005, the Board of Directors created a Financing Committee consisting of Messrs. Lyon and DeHuff. The Financing Committee met three times during the 2005 fiscal year for purposes of evaluating the Company’s need to complete a private placement financing and determine whether the proposed terms of such financing should be recommended to the Board of Directors.

DIRECTOR NOMINATIONS

Criteria for Board Membership. In selecting candidates for appointment or re-election to the Board, the Nominating/Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of the directors are independent under the rules of the Nasdaq Stock Market and that members of the Company’s audit committee meet the requisite financial literacy and sophistication requirements. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time to Board duties.

Stockholder Nominees. The Nominating/Corporate Governance Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Board of Directors c/o the Secretary of the Company and should include the following information:  (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals for 2007 Annual Meeting” below.

Process for Identifying and Evaluating Nominees. The Nominating/Corporate Governance Committee believes the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating/Corporate Governance Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for reelection, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating/Corporate Governance Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Nominating/Corporate Governance Committee deem appropriate, a third-party search firm. The Nominating/Corporate Governance Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one of the Nominating/Corporate Governance Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating/Corporate Governance Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether it should be recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

Board Nominees for the 2006 Annual Meeting. Each of the nominees listed in this Proxy Statement are current directors standing for re-election.

DIRECTOR COMPENSATION

The Company reimburses its directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board. The Company also compensates its outside directors $1,000 per month for their services as directors, $1,500 for each board meeting that they attend in person, $250 for each telephonic meeting and $500 for each committee meeting they participate in.

Under the Company’s 1997 Stock Option/Issuance Plan, as amended, on the date of each Annual Meeting, option grants shall be made to (i) each new director who is elected to the Board at that particular Annual Meeting and (ii) each continuing director. Each director shall be granted an option to purchase 4,000 shares of common stock at the Annual Meeting at which he or she is first elected to the Board and an option to purchase 1,000 shares of common stock at each Annual Meeting thereafter. In addition, each new director who is elected to the Board at a time other than an Annual Meeting shall be granted an option to purchase 4,000 shares of common stock and shall thereafter be eligible for the regular 1,000 share grants described above. The grant of 4,000 shares shall vest as follows:  50% upon completion of one year of Service and 25% upon completion of each of the second and third years of service. Each 1,000 share option grant shall vest upon completion of one year of service from the date of grant. No portion of the automatic option grant shall vest after the optionee has ceased to be a member of the Board. However, the shares will immediately vest in full upon changes in control or ownership or upon the optionee’s death or disability. Following the optionee’s cessation of Board service for any reason, each outstanding automatic option remains exercisable for a 30-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of Board service.

If Proposal 3 is approved by the Company’s stockholders, the automatic grant program under the 1997 Stock Option/Stock Issuance Plan will be amended to increase the size of the initial and annual stock option grants to non-employee members of the Board to 12,500 shares and 7,500 shares, respectively. Other than increasing the size of initial and annual grants, the other terms and conditions of the automatic grant program shall remain unchanged.

Mr. Toney waived his right to receive annual option grants under the automatic grant program for fiscal years 2005 and 2006.

COMMUNICATIONS WITH DIRECTORS

The Company has a policy of encouraging all directors to attend the annual stockholder meetings. Six of our directors attended the 2005 annual meeting.

Any stockholder who desires to contact any member of the Company’s Board of Directors or management can write to:

iVOW, Inc.
11455 El Camino Real, Suite 140
San Diego, California 92130
Attn:  Corporate Secretary

Your letter should indicate that you are an iVOW stockholder. Depending on the subject matter, the Company’s Corporate Secretary will: forward the communications to the director or directors to whom it is addressed; forward the communications to the appropriate management personnel; attempt to handle the inquiry directly, for example where it is a request for information about the Company, or it is a stock-related matter; or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to all officers and employees, including our principal executive officer and principal financial officer. This code of ethics is available on our website at http: //www.ivow.com. Information on the Company’s website does not constitute a part of this Proxy Statement. The Company has also adopted a whistleblower policy that is available for review upon request.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2005, included in the Company’s Annual Report on Form 10-KSB, as amended, for that year. The Audit Committee conducts its activities pursuant to a written charter adopted by the Board of Directors.

The Audit Committee has reviewed and discussed these audited financial statements with management of the Company.

The Audit Committee has discussed with the Company’s independent auditors, J. H. Cohn LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as

amended, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has received the written disclosures and the letter from J. H. Cohn LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) as amended, and has discussed with J. H. Cohn LLP the independence of J. H. Cohn LLP from the Company.

Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, for filing with the SEC.

Submitted by the Audit Committee
of the Board of Directors

Mr. Pancoast

Mr. Nydam

Mr. Durham

OWNERSHIP OF SECURITIES

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 31, 2006, by (i) all persons who are beneficial owners of five percent (5%) or more of our common stock, (ii) each director, (iii) the Named Executive Officers and (iv) all directors and Named Executive Officers as a group.

Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. Share ownership in each case includes shares issuable upon exercise of certain outstanding options as described in the footnotes below. The address for those individuals for which an address is not otherwise indicated is: 11455 El Camino Real, Suite 140, San Diego, California 92130.

Name and Address of Beneficial Owner	Number of Shares	Percentage Beneficially Owned(1)
5% of Greater Stockholders
MedCap Partners L.P.(2)
500 Third Street, Suite 535
San Francisco, CA 94107	817,413	27.0%
Whalehaven Capital Fund Limited.(3)
3rd Floor, 14 Par-Laville Road
Hamilton, Bermuda HM08	323,778	11.5%
C. Glen Dugdale(4)
3609 Centerville Road
Greenville, DE 19807	225,550	8.2%
Scott R. Pancoast(5)
6335 Ferris Square, Suite A
San Diego, CA 92121	194,263	7.1%
Directors and Named Executive Officers
C. Fred Toney(2)	817,413	27.0%
Scott R. Pancoast(5)	194,263	7.1%
Michael H. Owens, M.D.(6)	73,504	2.7%
John R. Lyon(7)	23,671	*
George B. Dehuff(8)	3,250	*
James D. Durham(9)	2,000	*
William J. Nydam	—	—
Richard M. Gomberg	—	—
All directors and executive officers as a group (10 persons)(10)	1,114,101	35.1%

*          Less than 1%

(1)                                  Percentage of ownership is based on 2,665,996 shares of common stock outstanding on March 31, 2006. Shares of common stock subject to stock options and warrants which are currently exercisable or will become exercisable within 60 days after March 31, 2006, are deemed outstanding for computing the percentage of the person or group holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person or group.

(2)                                  Includes 321,387 shares beneficially owned by MedCap Partners L.P. and 227,360 shares issuable upon exercise of warrants and 133,333 shares beneficially owned by MedCap Master Fund, L.P. and 133,333 shares issuable upon exercise of warrants and 2,000 shares issuable upon exercise of options within 60 days of March 31, 2006. C. Fred Toney, one of our directors, is a Managing Member of MedCap Management & Research LLC, which is the General Partner of MedCap Partners L.P. Mr. Toney disclaims beneficial ownership of the shares owned by these entities, except to the extent of his proportionate pecuniary interest therein.

(3)                                  Includes 186,087 shares beneficially owned by Whalehaven Capital Fund Limited., and 137,691 shares issuable upon exercise of warrants. Arthur Jones, Jennifer Kelly and Derek Wood, directors of Whalehaven Capital Fund Limited, hold voting and investment power over all of the shares.

(4)                                  Includes the following shares and shares issuable upon exercise of warrants beneficially owned or deemed beneficially owned by C. Glen Dugdale, including 25,000 shares and a warrant for 25,000 shares held by C Glen Dugdale Tr M B Dugdale Marital Trust UA 07/19/03, 18,200 shares and a warrant for 14,100 shares held by C Glen Dugdale + Joan Dugdale Jt Ten, 12,200 shares and a warrant for 17,100 shares held by Beadenkopf/Dugdale Trust UA 2/10/56 Fbo C Glen Dugdale, 12,000 shares held by C Glen Dugdale TR Beadenkopf/Dugdale Trust UA 02/10/56, 4,400 shares and a warrant for 2,200 shares held by Joan O Dugdale, 15,200 shares and a warrant for 12,600 shares held by C Glen Dugdale Tr Martha B Dugdale Generation Skipping Trust UA 03/25/91, 13,500 shares and a warrant for 11,750 shares held by Matthew J Yaahovian Tr C G & J O Dugdale Charitable Remainder Trust UA 01/17/96, 3,000 shares held by C Glen Dugdale Tr Martha B Dugdale Generation Skipping Trust UA 03/25/91, 4,800 shares held by Joan O Dugdale - IRA, 10,000 shares held by Glen Dugdale - IRA, 14,500 shares held by Glen Dugdale, and 10,000 shares held by Matthew J Yaahovian Tr C G & J O Dugdale Charitable Remainder Trust UA 01/17/96.

(5)                                  Includes 2,375 shares issuable upon exercise of options exercisable within 60 days of March 31, 2006 and 82,553 shares issuable upon exercise of warrants.

(6)                                  Includes 19,842 shares issuable upon exercise of options exercisable within 60 days of March 31, 2006 and 20,000 shares issuable upon exercise of warrants.

(7)                                  Includes 17,285 shares issuable upon exercise of options exercisable within 60 days of March 31, 2006.

(8)                                  Includes 3,250 shares issuable upon exercise of options exercisable within 60 days of March 31, 2006.

(9)                                  Consists of 2,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2006.

(10)                            Includes 46,752 shares issuable upon exercise of options exercisable within 60 days of March 31, 2006 and 463,246 shares issuable upon exercise of warrants. See also footnotes 2, 5 and 6.

Equity Compensation Plan Information

The following table contains aggregated information regarding our equity compensation plans as of December 31, 2005.

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options, warrants and rights ($)/sh.	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	174,481	$11.86	211,121
Equity compensation plans not approved by security holders	None	None	None
Total	174,481	$11.86	211,121

(1)                                  Equity compensation plans approved by our security holders include our 1997 Stock Option/Stock Issuance Plan and our 1997 Employee Stock Purchase Plan.

EXECUTIVE OFFICERS

The executive officers of the Company as of April 19, 2006, are as follows:

Name	Age	Position

Michael H. Owens, M.D.(1)	54	President, Chief Executive Officer and Director
Richard M. Gomberg (2)	42	Vice President of Finance, Chief Financial Officer and Secretary

(1)                                  Dr. Owens became the Company’s Chief Executive Officer as of April 1, 2005.

(2)                                  Mr. Gomberg became the Company’s Chief Financial Officer and Secretary as of February 13, 2006.

MICHAEL H. OWENS, M.D. Dr. Owens’ biographical information is provided above under section headed “Proposal 1 – Board of Directors - Nominees for the Term Ending at the 2009 Annual Meeting of Stockholders”

RICHARD M. GOMBERG. Mr. Gomberg has served as the Company Chief Financial Officer and Secretary since February 2006. Prior to joining iVOW, Mr. Gomberg was the Director of Corporate Services for PRACS Institute, Ltd. from June 2004 to September 2005 where he was directly responsible for the transition of its San Diego operations along with its financial reporting and facilities management into its headquarters in North Dakota. Immediately preceding this assignment, he was Vice President and CFO of DermTech International from April 2002 to June 2004 and Vice President and CFO of EPIC Solutions, Inc from 1995 to 2001. From 1991 to 1995, Mr. Gomberg held various financial positions for two San Diego based companies. Prior to that, Mr. Gomberg was an auditor for Deloitte and Touche in Chicago. Mr. Gomberg received his BA in Economics from the University of Illinois and is a California certified public accountant.

Involvement in Certain Legal Proceedings

Mr. Gomberg served as Vice President and Chief Financial Officer of EPIC Solutions, Inc., a provider of information management systems to the public safety sector, from 1995 to 2001. EPIC Solutions, Inc. filed a petition for chapter 11 reorganization under the federal bankruptcy code in June 2001.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

The following table provides summary information concerning the compensation earned by our Chief Executive Officer, our Chief Financial Officer and two of our former executive officers, who earned more than $100,000 for services rendered in all capacities for the fiscal year ended December 31, 2005. No executive officers who would have otherwise been included in such table on the basis of salary and bonus earned for the 2005 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the “Named Executive Officers” in this Form.

SUMMARY COMPENSATION TABLE(1)

				Long-Term Compensation Awards
				Securities
				Underlying
		Annual Compensation		Options/SARS	All Other
Name and Principal Position	Year	Salary (1)	Bonus(2)	(#)	Compensations
John R. Lyon(3)	2003	$214,446	$45,000	—	—
Chairman of Board	2004	$214,446	—	5,000	—
	2005	$79,716	—	1,000	—
Michael H. Owens, M.D.	2003	$64,904	—	6,000	—
Chief Executive Officer, President and Director	2004	$225,000	—	5,750	—
	2005	$225,000	$30,000	22,149	—
Howard Sampson(4)(5)	2003	—	—	—	—
former Vice President of Finance, Chief Financial Officer and Secretary	2004	$108,853	—	6,500	$51,363
	2005	$145,067	—	6,500	$16,667
J. Bradford Hanson(4)(6)	2003	—	—	—	—
former Vice President of Finance, Chief Financial Officer and Secretary	2004	—	—	—	—
	2005	$63,327	—	15,000	—
Richard M. Gomberg(6)	2003	—	—	—	—
Vice President of Finance, Chief Financial Officer and Secretary	2004	—	—	—	—
	2005	—	—	—	—

(1)                                  Includes amounts deferred pursuant to our 401(k) Plan.

(2)                                  2005 bonus payment awarded pursuant to annual incentive compensation.

(3)                                  Mr. Lyon served as our Chief Executive Officer until April 1, 2005.

(4)                                  Effective August 15, 2005, Mr. Sampson terminated his employment with the Company and Mr. Hanson began serving as the Company’s Vice President of Finance, Chief Financial Officer and Secretary.

(5)                                  2004 Other compensation represents payments for consulting services rendered by Mr. Sampson to the Company prior to his employment on June 1, 2004. 2005 Other compensation represents one month severance.

(6)                                  Effective February 28, 2006, Mr. Hanson terminated his employment with the Company and, effective February 13, 2006, Mr. Gomberg began serving as the Company’s Chief Financial Officer and Secretary.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

The following table sets forth information concerning stock option grants made to each of the Named Executive Officers for the 2005 fiscal year, and the potential realizable value of those grants (on a pre-tax basis) determined in accordance with SEC rules. The information in this table shows how much the Named Executive Officers may eventually realize in future dollars under two hypothetical situations: if the price of the common stock increases 5% or 10% in value per year, compounded over the life of the options. These amounts represent assumed rates of appreciation, and are not intended to forecast future appreciation of the common stock.

The Company granted no stock appreciation rights (“SARs”) to Named Executive Officers during 2005.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
		% of Total			Potential Realizable
	Number of	Options			Value at Assumed
	Securities	Granted to			Annual Rates of Stock
	Underlying	Employees	Exercise		Price Appreciation for
	Options	in Fiscal	Price Per	Expiration	Option Term(2)
Name	Granted (3)	Year	Share (1)	Date	5%	10%

John R. Lyon	3,500	3%	$10.30	01/04/2015	$22,673	$57,456
Michael H. Owens, M.D.	10,000	10%	$9.20	03/23/2015	$57,858	$146,624
Michael H. Owens, M.D.	12,149	12%	$10.30	01/04/2015	$78,696	$199,431
Howard Sampson	6,500	6%	$10.30	01/04/2015	$42,105	$106,702
Howard Sampson	3,500	3%	$3.00	08/26/2015	$6,605	$16,735
J. Bradford Hanson	15,000	15%	$4.20	08/15/2015	$39,621	$100,406
Richard M. Gomberg	—	—	—	—	—	—

(1)           The exercise price per share of options granted represented the fair market value of the underlying shares of common stock on the dates the respective options were granted as determined by the Board in accordance with certain provisions of the 1997 Stock Option/Stock Issuance Plan based on the closing selling price per share of a share of common stock on the date in question as reported by the Nasdaq Capital Market. The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date or may be paid with the proceeds from a same-day sale of the purchased shares. We also have authority to finance the optionee’s exercise of the option by loaning such individual, on a full-recourse basis, sufficient funds to cover the exercise price for the purchased shares, together with any federal and state withholding tax liability incurred by the optionee in connection with the option purchase.

(2)           The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission. The price used for computing this appreciation is the exercise price of the options. There is no assurance provided to any executive officer or any other holder of our securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other defined level.

(3)           Each of the options granted have a maximum term of ten years measured from the applicable grant date, subject  to earlier termination in the event of the optionee’s cessation of service with us. Each of the options granted will become exercisable in equal monthly installments over the next 36 months of service thereafter. However, each of the options will immediately become exercisable for all of the option shares in the event we are acquired by a merger or asset sale, unless the options are assumed by the acquiring entity, or in the event there is a hostile change in control or ownership.

OPTION EXERCISES AND HOLDINGS

The following table provides information concerning option exercises during 2005 by the Named Executive Officers and the value of unexercised options held by each of the Named Executive Officers as of December 31, 2005. No SARs were exercised during 2005 or outstanding as of December 31, 2005.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

	Shares		Number of Securities		Value of Unexercised In-The-
	Acquired		Underlying Unexercised Options		Money Options At December 31,
	on Exercise	Value	at December 31, 2005		2005(3)
Name	(#)	Realized(1)	Exercisable(2)	Unexercisable	Exercisable(2)	Unexercisable
John R. Lyon	—	—	16,013	3,886	$—	$—
Michael H. Owens, M.D.	—	—	14,679	19,220	—	—
Howard Sampson	—	—	—	3,500	—	$7,315
J. Bradford Hanson	—	—	—	15,000	—	$13,350
Richard M. Gomberg	—	—	—	—	—	—

(1)           “Value realized” is calculated on the basis of the fair market value of the common stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

(2)           The options are immediately exercisable; however, any shares purchased upon exercise may be subject to rights of repurchase on our part, which lapse at various times over the next five years.

(3)           “Value” is defined as fair market price of the common stock at fiscal year-end ($5.09) less exercise price.

INDEMNIFICATION OBLIGATIONS

We have entered into indemnification agreements with our directors and executive officers. Such agreements require us, among other things, to indemnify our officers and directors, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

Our Second Restated Certificate of Incorporation eliminates, subject to certain exceptions, directors’ personal liability to us or our stockholders for monetary damages for breaches of fiduciary duties. The Second Restated Certificate of Incorporation does not, however, eliminate or limit the personal liability of a director for (i) any breach of the director’s duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit.

Our Restated Bylaws provide that we shall indemnify our directors and executive officers to the fullest extent permitted under the Delaware General Corporation Law and may indemnify our other officers, employees and other agents as set forth in the Delaware General Corporation Law.

We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers. We have obtained an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay or for which we are required to indemnify them, subject to certain exclusions.

CHANGE OF CONTROL PROVISIONS

Fifty percent of certain unvested shares subject to options outstanding to our executive officers will immediately vest if we are acquired by a merger or asset sale, unless our repurchase rights with respect to those shares are transferred to the acquiring entity. The other fifty percent of these shares vest if the employee is terminated without cause within two years of the merger or asset sale.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to the Company’s executive officers under the Company’s 1997 Stock Option/Stock Issuance Plan.

The Compensation Committee believes that the compensation programs for the Company’s executive officers should reflect the Company’s performance and the value created for the Company’s stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company’s success. The Company is engaged in a very competitive industry, and the Company’s success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

GENERAL COMPENSATION POLICY. The Compensation Committee’s policy is to provide the Company’s executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer’s compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance; (ii) annual variable performance awards payable in cash and tied to the Company’s achievement of performance goals and (iii) long-term stock- based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company’s stockholders.

FACTORS. The principal factors that were taken into account in establishing each executive officer’s compensation package for the 2005 fiscal year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

BASE SALARY. In setting base salaries, the Compensation Committee reviewed published compensation survey data for its industry. The Committee also identified a group of companies for comparative compensation purposes for which it reviewed detailed compensation data incorporated into their proxy statements. The base salary for each officer reflects the salary levels for comparable positions in the published surveys and the comparative group of companies, as well as the individual’s personal performance and internal alignment considerations. Each executive officer’s base salary is adjusted each year on the basis of (i) the Compensation Committee’s evaluation of the officer’s personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Company’s performance and profitability may also be a factor in determining the base salaries of executive officers.

ANNUAL INCENTIVES. Annual incentives in the form of cash bonuses are awarded by the Compensation Committee based upon its evaluation of the performance of each executive officer and the achievement of the Company’s performance goals during the year, which included revenue growth, operating income, earnings per share and product commercialization. In 2005 there was an annual incentive compensation award of $30,000 paid to Dr. Owens.

LONG TERM INCENTIVES. Generally, stock option grants are made annually by the Compensation Committee to each of the Company’s executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company’s Common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). Each option becomes exercisable in a series of installments over a three to five-year period, contingent upon the officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.

The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

CEO COMPENSATION. In setting the total compensation payable to Dr. Owens, the Company’s President and Chief Executive Officer from April 1 through December 31, 2005, the Compensation Committee sought to make that compensation competitive with the compensation paid to the chief executive officers of the companies in the surveyed group, while at the same time assuring that a significant percentage of compensation was tied to Company performance and achievement of its goals.

On April 19, 2006, following a recommendation by the Compensation Committee, the Board approved a new compensation arrangement for Michael H. Owens, M.D., the Company’s President and Chief Executive Officer, including an annual base salary of $250,000 and annual bonus eligibility of up to $100,000. The Committee also approved a retention agreement under which terms Dr. Owens is entitled to receive up to one year salary severance and COBRA coverage in the event his employment is terminated under certain defined circumstances following a change of control of the Company and up to six months salary severance and COBRA coverage in the event his employment is terminated under certain defined circumstances prior to a change of control of the Company. The Board also approved a proposed option grant to Dr. Owens consisting of 210,389 shares of Common Stock, contingent upon stockholder approval of Proposal 4. If the Company’s stockholders do not approve this Proposal 4, Dr. Owens will be granted 70,130 shares of restricted stock. These shares of restricted stock will be subject to a repurchase right in favor of the Company, which right will terminate over a four-year period as Dr. Owens continues to provide services to the Company

The Compensation Committee did not adjust Mr. Lyon’s base salary for the 2005 fiscal year over the 2004 fiscal year level. Mr. Lyon served as the Company’s Chief Executive Officer until April 1, 2005.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m). The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless compensation is performance based. Since the targeted cash compensation of each of the Named Executive Officers is well below the $1 million threshold and the Compensation Committee believes that any options granted under the Company’s stock option plan will meet the requirement of being performance based under the transition provisions provided in the regulations under Section 162(m), the Compensation Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company’s policy is to qualify to the extent reasonable its executive officers’ compensation for deductibility under applicable tax laws.

It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company’s performance and the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Submitted by the Compensation Committee
of the Company’s Board of Directors.

Mr. DeHuff

Mr. Durham

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REVERSE STOCK SPLIT

On July 19, 2005, the stockholders of the Company voted to grant authority to the Board to file an amendment to the Company’s Second Restated Certificate of Incorporation to effect, at the discretion of the Board, a reverse stock split of the issued and outstanding common stock in a ratio for such split that was not less than 1:2 nor greater than 1:10. On October 6, 2005, the Board acted on its authority to effect the reverse split of all common stock issued and outstanding (the “Reverse Split”) at a rate of 1:10. As a result of the Reverse Split, all common shares and per share prices for common stock below have been retroactively adjusted.

SERIES A FINANCING

In March 2003, we authorized and issued 1,000,000 shares of Series A Convertible Preferred Stock (the “Series A Shares”), which were created pursuant to the terms of a Certificate of Designations, for an aggregate of $950,000 in cash (the “Series A Financing”). In connection with the Series A Financing, the purchasers of Series A Shares were granted several significant rights senior to the rights of holders of our common stock. Among other rights, in the event of a liquidation, dissolution or winding up of our Company (including consolidations, mergers or other sales), holders of Series A Shares were entitled to receive $3.80 per share, in preference to any distribution to the holders of common stock. Also, pursuant to the Certificate of Designations, we were required to obtain the consent of the holders of at least two-thirds of the outstanding Series A Shares in order to undertake certain actions, including significant capital expenditures and the issuance of equity securities. Additionally, for as long as Series A Shares remained outstanding beyond April 2004, the holders of Series A Shares were entitled to elect the greater of (i) two members of our Board of Directors or (ii) 25% of the total members of our Board of Directors.

In June 2004, we amended the Series A Certificate of Designations to allow us the right to issue equity securities for less than $2.00 per share. For that right, the Series A holders received 1,400,000 shares of Viking common stock valued at $28,000, and we redeemed 85,000 Series A Shares for $200,000. In addition, we obtained the right to redeem an additional 300,000 Series A Shares at any time on or before January 15, 2006 for $500,000. The holders of the outstanding Series A Shares had the right to one vote for each share of common stock into which such Series A Shares could then be converted, and with respect to such vote, such holder had full voting rights and powers equal to the voting rights and powers of the holders of common stock.

The holders of Series A Shares were entitled to receive dividends, out of any assets legally available therefore, prior and in preference to any declaration or payment of any cash dividend on the common stock, at the rate of $0.1425 per share per annum.

In connection with the private placement closed on July 26, 2005, we completed an exchange with the holders of the outstanding Series A Shares.  In this transaction, the holders of Series A Shares exchanged their 826,447 shares of Series A Shares for 124,608 Units, 52,644 shares of common stock and $126,174 in cash. Each unit was identical to the units sold in the private placement described below and accordingly, we issued 177,252 shares of common stock and warrants to purchase 124,608 shares of common stock in the exchange. As a result of this exchange, there was $306,511 in previously accreted dividends reversed against net loss available to common stockholders. The value of the consideration paid approximated the fair value of the preferred stock surrendered, including accreted but unpaid dividends and therefore no gain or loss was recorded. Following this exchange, we have no outstanding Series A Shares.

Mr. Pancoast, one of our directors, participated in the Series A Financing by purchasing 447,368 Series A Shares of which 38,026 were converted to common stock in June 2004. Mr. Pancoast exchanged his remaining 409,342 Series A Shares for 26,075 shares of common stock and 82,550 units that were issued in the July 26, 2005 private placement.

2004 COMMON STOCK AND WARRANT FINANCING

In May 2004, we sold to a group of accredited investors 545,454 units of our securities for $8.50 per unit, each unit consisting of one share of common stock and one warrant to purchase one-half share of common stock, for aggregate gross proceeds of approximately $4.6 million, or $4.1 million net of expenses. The 272,727 warrant shares are exercisable at a price of $9.50 per share and expire in May 2009. As part of the May 2004 unit sale, we issued warrants to the placement agent to purchase up to 81,817 shares of our common stock of which 54,545 of these warrants are exercisable at a price of $10.20 per share and the remaining 27,272 warrants are exercisable at a price of $9.50 per share and expire in May 2009.

Mr. Toney, one of our directors, is a Managing Member of MedCap Management &Research LLC, which is the General Partner of MedCap Partners L.P. MedCap Partners L.P. purchased a total of 188,054 units in the common stock and warrant financing. In addition, in connection with such financing, MedCap Partners L.P. nominated two of the directors currently serving on our Board of Directors, James D. Durham and C. Fred Toney. Mr. Durham has investments in MedCap Partners L.P.

2005 COMMON STOCK AND WARRANT FINANCING/SERIES A EXCHANGE

In July 2005, we sold to a group of accredited investors 833,328 units of our securities for $3.00 per unit, each unit consisting of one share of common stock and one warrant to purchase one share of common stock, for aggregate gross proceeds of approximately $2.2 million net of expenses. The warrants are exercisable at a price of $3.00 per share and expire in July 2010. Under the terms of the private placement, the Company and the holders of the Company’s Series A Shares converted the 826,447 outstanding shares of Series A Shares into 124,608 Units, 52,644 shares of common stock and $126,174 in cash. As part of the July 2005 unit sale, we issued warrants to the placement agent to purchase up to 83,332 shares of our common stock exercisable at $3.00 per share.

MedCap Partners L.P. and MedCap Master Fund, L.P. purchased an aggregate of 266,666 units ($800,000). Michael H. Owens, M.D., the Company’s President and Chief Executive Officer, purchased 20,000 units ($60,000).

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

The members of the Board of Directors, our executive officers and persons who hold more than 10% of our outstanding Common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the common stock and their transactions in such Common stock. Based on a review of the copies of such reports furnished to us, or representations regarding the necessity to file such reports, we have identified the following failures to file reports: Messrs. DeHuff, Hornthal, Durham, Lyon and Pancoast each missed the filing deadline for a report on Form 4 related to stock option grants they received in connection with their service as directors of the Company. In addition, Dr. Owens missed the filing deadline for a report on Form 4 related to a stock option grant he received in connection with his service as President and Chief Executive Officer of the Company and Mr. Pancoast missed the filing deadline for a report on Form 4 related to an exchange of his outstanding shares of Series A Preferred Stock into Common Stock and Units consisting of Common Stock and warrants to purchase Common Stock. Each of these individuals have now filed the required reports on Form 4.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

The Company’s Restated Bylaws provide that advance notice of a stockholder’s proposal must be delivered to or mailed and received by the Secretary of the Company at the Company’s principal executive offices not later than one hundred twenty (120) days prior to the anniversary of the mailing date of the proxy materials for the previous year’s annual meeting. However, the Restated Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, this advance notice must be received a reasonable time before the solicitation is made. Each stockholder’s notice must contain the following information as to each matter the stockholder proposes to bring before the annual meeting:  (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and appropriate biographical information and a statement as to the qualification of the nominee; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

A copy of the full text of the provisions of the Company’s Restated Bylaws dealing with stockholder nominations and proposals is available to stockholders from the Secretary of the Company upon written request.

Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the 2007 Annual Meeting of Stockholders must submit such proposals so as to be received by the Company at 11455 El Camino Real, Suite 140, San Diego, California 92130, on or before December 31, 2006. In addition, if the Company is not notified by December 31, 2006 of a proposal to be brought before the 2007 Annual Meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This Proxy Statement incorporates important business and financial information about us that is not included in or delivered with this Proxy Statement. The SEC allows us to "incorporate by reference" certain information that we file with them, which means that we can disclose certain information to you by referring you to those documents. The information incorporated by reference, although not included in or delivered with this Proxy Statement, is considered to be part of this Proxy Statement, except as described below. We are incorporating by reference each document we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Proxy Statement and prior to the Annual Meeting. All of those documents will be incorporated by reference into this Proxy Statement and deemed to be part of this Proxy Statement from the date of the filing of those documents.

We have also incorporated by reference into this Proxy Statement certain business and financial information contained in the documents listed below which have been filed with the SEC under the Securities Exchange Act:

•      Annual Report on Form 10-KSB for the fiscal year ended December 3 1,2005, as amended on May 1,2006;

Any statement contained in this Proxy Statement or in any document incorporated or deemed to be incorporated by reference in this Proxy Statement will be deemed to be modified or superceded for the purpose of this Proxy Statement to the extent that a subsequent statement contained in this Proxy Statement or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Proxy Statement modifies or supercedes the earlier statement. Any statement so modified or superceded will not be deemed to be part of this Proxy Statement.

Documents incorporated by reference are available from us without charge, excluding all exhibits. You can view these documents at our Internet website. The address of our website is http: //www.ivow.com. Or, you may obtain documents incorporated by reference by requesting them in writing, without charge, at our offices by writing to iVOW, Inc., 11455 El Camino Real, Suite 140, San Diego, California 92130, Attn: Richard M. Gomberg, Chief Financial Officer, or calling at (858) 703-2820.

ANNUAL REPORT AND OTHER INFORMATION

Copies of our Form 10-KSB for the year ended December 31, 2005 are available on the Securities and Exchange Commission’s website at http://www.sec.gov and on our Company’s website at http:/ /www.ivow.com. It is also available upon request, without charge, at our offices by writing to iVOW, Inc., 11455 El Camino Real, Suite 140, San Diego, California 92130, Attn: Richard M. Gomberg, Chief Financial Officer, or calling at (858) 703-2820.

A copy of our Form 10-KSB for the year ended December 31, 2005, has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: (858) 703-2820. The voting instruction sent to a street-name stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.

THE BOARD OF DIRECTORS OF
iVOW, INC.

Dated:                      , 2006

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ACCOMPANYING PROXY

APPENDIX A

ivow , INC.

(F/K/A VISTA MEDICAL TECHNOLOGIES, INC.) (the “Company”)

AMENDMENT TO 1997 STOCK OPTION/STOCK ISSUANCE PLAN (the “Plan”)

The following sets forth amendments to the Plan approved by the Company's Board of Directors on April 19,2006 pursuant to Sections 141 and 144 of the Delaware General Corporation Law and by the Company's stockholders on June      , 2006 pursuant to Section 216 of the Delaware General Corporation Law:

1.     Section V.A of Article One of the Plan is amended in its entirety to read as follows:

“A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 646,000 shares.”

2.    Section 1.A of Article Four of the Plan is amended in its entirety to read as follows:

“A. GRANT DATES. On the date of each Annual Stockholders Meeting held after the Effective Date, option grants shall be made to (i) each new Eligible Director who is elected to the Board at that particular Annual Meeting and (ii) each continuing Eligible Director. Each automatic option grant shall be a Non-Statutory Option. Each Eligible Director shall be granted an option to purchase 12,500 shares of Common Stock at the Annual Meeting at which he or she is first elected to the Board and an option to purchase 7,500 shares of Common Stock at each Annual Meeting thereafter. In addition, each new Eligible Director who is elected to the Board at a time other than an Annual Stockholders Meeting shall be granted an option to purchase 12,500 shares of Common Stock and shall thereafter be eligible for the regular 7,500-share grants described above. There shall be no limit on the number of such automatic option grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received a stock option grant from the Corporation prior to the Effective Date shall be eligible to receive one or more such annual option grants over their period of continued Board  service.”

3.  Section 1.D of Article Four of the Plan is amended in its entirety to read as follows:

“D. EXERCISE AND VESTING OF OPTIONS. Each option shall be exercisable only with respect to option shares with respect to which the automatic option grant has become vested Provided that the non-employee director continues to be a Member of the Board, the 12,500 share option grant shall vest as follows: 50% upon completion of one year of Service and 25% upon completion of each of the second and third years of Service. Each 7,500 share option grant shall vest upon completion of one year of Service from the date of grant. No portion of the automatic option grant shall vest after the optionee has ceased to be a member of the Board.”

3.  Except as specifically otherwise modified herein, the Plan is unchanged and remains in full force and effect.

A-1

iVOW, INC.
11455 El Camino Real, Suite 140
San Diego, CA 92130

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Michael H. Owens, M.D. and Richard M. Gomberg, and each of them, with power to act without the other and with power of substitution, as proxy holders and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of common stock of iVOW, Inc. which the undersigned is entitled to vote at the Annual Meeting of stockholders of iVOW, Inc. to be held on June 2, 2006 at 10:00 a.m., Pacific Daylight Time, or any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

This proxy, when properly executed, will be voted in the manner you direct or, if no contrary direction is made, your proxy will be voted FOR the proposals described in the enclosed Proxy Statement and in the discretion of the proxy holders on all other matters that may properly come before the Annual Meeting, or any adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT! PLEASE VOTE.

(Continued and to be marked, dated and signed, on the reverse side)

A-2

Proposal 1:	Elect Class II directors

	☐ For All Nominees	☐ Withhold Authority For All Nominees	☐ For All Except (see instructions below)

Class I Nominees

• George B. DeHuff

• James D. Durham

• Michael H. Owens, M.D.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) you wish to withhold authority from below.

Proposal 2:

Authorization and approval of the issuance of the Company’s securities representing more than 20% of the Company’s outstanding voting power at a discount to the market price, in connection with a warrant exchange with the Company’s existing warrant holders, including certain officers and directors.

	☐ Vote For	☐ Vote Against	☐ Abstain

Proposal 3:

Authorization and approval of the issuance of the Company’s securities potentially representing more than 20% of the Companies outstanding voting power at a discount to the market price, in connection with a private placement transaction.

	☐ Vote For	☐ Vote Against	☐ Abstain

Proposal 4:

Approval of amendments to the 1997 Stock Option/Stock Issuance Plan to (a) increase the aggregate number of shares authorized under the Plan to 646,000 shares and (b) increase the size of the initial and annual stock option grants to non-employee members of the Board to 12,500 shares and 7,500 shares, respectively, under the automatic grant program.

	☐ Vote For	☐ Vote Against	☐ Abstain

Proposal 5:	Ratification of the selection of J.H. Cohn LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006

	☐ Vote For	☐ Vote Against	☐ Abstain

and to vote on such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

Date:

Name of Stockholder(s) on Certificate

Signature of Stockholder(s)

Title (if applicable)

This proxy must be signed exactly as the name appears herein. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THANK YOU FOR VOTING